UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 03, 2022
___________

DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-9819		52-1549373
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)
4991 Lake Brook Drive, Suite 100
Glen Allen, Virginia			23060-9245
(Address of principal executive offices)			(Zip Code)
	(804)	217-5800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DX	New York Stock Exchange
6.900% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share	DXPRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 3, 2022, Dynex Capital, Inc. (the “Company”), entered into amendment no. 3 (“Amendment No. 3”) to the distribution agreement, dated June 29, 2018, as amended on May 31, 2019 and August 3, 2021 (the “Agreement” and as amended by Amendment No. 3, the “Amended Agreement”) by and among the Company, J.P. Morgan Securities LLC, JMP Securities LLC, JonesTrading Institutional Services LLC and BTIG, LLC.

Amendment No. 3 increases the number of shares of the Company’s common stock available for sale under the Agreement by 15,000,000 shares.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of Amendment No. 3, which is attached as Exhibit 10.1 hereto.

In connection with the filing of Amendment No. 3, the Company is filing as Exhibit 5.1 hereto an opinion of its counsel, Mayer Brown LLP, with respect to the legality of the shares.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
5.1	Opinion of Mayer Brown LLP with respect to the legality of common stock.
10.1
Amendment No. 3 to the Distribution Agreement, dated June 3, 2022, to the Distribution Agreement by and among Dynex Capital, Inc., J.P. Morgan Securities LLC, JMP Securities LLC, JonesTrading Institutional Services LLC and BTIG, LLC.

23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	June 3, 2022	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Financial Officer and Chief Operating Officer